Exhibit (a)(9)

TRUSTEE AUTHORIZATION TO REDESIGNATE CERTAIN
SERIES OF THE TIAA-CREF LIFE FUNDS

In accordance with Section 4.9.2 of the Declaration of Trust of the TIAA-CREF Life Funds (the “Trust”), dated August 13, 1998, as amended, and the approval of the Trust’s Board of Trustees at its January 18, 2024 meeting, the undersigned Trustees of the Trust hereby approve the redesignation of certain previously-authorized series of the Trust as follows, effective May 1, 2024:

Existing Name	New Name
TIAA-CREF Life Growth Equity Fund	Nuveen Life Growth Equity Fund
TIAA-CREF Life Growth & Income Fund	Nuveen Life Core Equity Fund
TIAA-CREF Life International Equity Fund	Nuveen Life International Equity Fund
TIAA-CREF Life Large-Cap Value Fund	Nuveen Life Large Cap Value Fund
TIAA-CREF Life Real Estate Securities Fund	Nuveen Life Real Estate Securities Select Fund
TIAA-CREF Life Small-Cap Equity Fund	Nuveen Life Small Cap Equity Fund
TIAA-CREF Life Social Choice Equity Fund	Nuveen Life Large Cap Responsible Equity Fund
TIAA-CREF Life Stock Index Fund	Nuveen Life Stock Index Fund
TIAA-CREF Life Core Bond Fund	Nuveen Life Core Bond Fund
TIAA-CREF Life Balanced Fund	Nuveen Life Balanced Fund
TIAA-CREF Life Money Market Fund	Nuveen Life Money Market Fund

IN WITNESS WHEREOF, the Trustees of the Trust have executed this instrument the 18th day of January 2024.

/s/Joseph A. Boateng	/s/John K. Nelson
Joseph A. Boateng	John K. Nelson

/s/Michael A. Forrester	/s/Loren M. Starr
Michael A. Forrester	Loren M. Starr

/s/Thomas J. Kenny	/s/Matthew Thornton III
Thomas J. Kenny	Matthew Thornton III

/s/Amy B. R. Lancellotta	/s/Terence J. Toth
Amy B. R. Lancellotta	Terence J. Toth

/s/Joanne T. Medero	/s/Margaret L. Wolff
Joanne T. Medero	Margaret L. Wolff

/s/Albin F. Moschner	/s/Robert L. Young
Albin F. Moschner	Robert L. Young